FOR IMMEDIATE RELEASE Financial Information Press Contact: Vincent C. Klinges Chief Financial Officer American Software, Inc. (404) 264-5477 American Software Reports Fourth Quarter and Fiscal Year 2024 Results Transformative Actions Taken in Fiscal 2024 Subscription Fee Growth of 8% and 10% in Q4 and Fiscal 2024 ATLANTA (June 6, 2024) American Software, Inc. (NASDAQ: AMSWA) today reported preliminary financial results for the fourth quarter and fiscal year 2024. During the second quarter of fiscal year 2024, we divested our non-core information technology staffing firm, The Proven Method and its results are included in discontinuing operations. “Fiscal 2024 was a pivotal year for our company, as we divested several non-core assets, introduced next-generation AI-first supply chain planning solutions, and reached a definitive agreement to eliminate our dual class structure,” said Allan Dow, CEO and President of American Software. “As we enter fiscal 2025, our pipeline has expanded meaningfully, thanks in part to increasing client interest in cloud conversions to realize the benefits of our new AI capabilities. Although we expect the rising demand for our solutions to accelerate subscription fee growth, our fiscal 2025 guidance assumes that ongoing macroeconomic headwinds will continue to weigh on customer spending decisions in the near-term.” Fiscal Year 2025 Financial Outlook from Continuing Operations: • Total revenues of $104.0 million to $108.0 million, including total recurring revenues of $87.0 million to $89.0 million. • Adjusted EBITDA of $15.0 million to $16.4 million. Key Fourth Quarter Financial Highlights from Continuing Operations: • Subscription fees were $14.1 million for the quarter ended April 30, 2024, an 8% increase compared to $13.0 million for the same period last year. • Total revenues for the quarter ended April 30, 2024 decreased 5% to $25.4 million, compared to $26.8 million for the same period of the prior year, principally due to a decline in license fee, services and maintenance fee revenue.

• Recurring revenue streams for Maintenance and Subscriptions were $21.5 million or 85% of total revenues in the quarter ended April 30, 2024 compared to $21.2 million or 79% of total revenues in the same period of the prior year. • Maintenance revenues for the quarter ended April 30, 2024 decreased 9% to $7.4 million compared to $8.2 million for the same period last year partially due to the divestiture of the Transportation group in November, 2023 and client conversions to the cloud. • Professional services and other revenues for the quarter ended April 30, 2024 decreased 23% to $3.7 million for the quarter ended April 30, 2024 compared to $4.8 million for the same period last year. The decline was primarily driven by lower than expected seasonal project work and outsourcing of some services to systems integrators and other service providers. • Software license revenues were $0.2 million for the quarter ended April 30, 2024 compared to $0.7 million in the same period last year, continuing the focus on cloud services sales. • Operating earnings for the quarter ended April 30, 2024 were $0.7 million compared to $2.2 million for the same period last year. • GAAP net earnings from continuing operations for the quarter ended April 30, 2024 were $2.3 million or $0.07 per fully diluted share compared to $2.9 million or $0.09 per fully diluted share for the same period last year. • Adjusted net earnings from continuing operations for the quarter ended April 30, 2024, which excludes non-cash stock-based compensation expense and amortization of acquisition-related intangibles, were $4.0 million or $0.12 per fully diluted share compared to $4.2 million or $0.12 per fully diluted share for the same period last year. • EBITDA from continuing operations was $1.5 million for the quarter ended April 30, 2024 compared to $3.0 million for the same period last year. • Adjusted EBITDA from continuing operations was $3.1 million for the quarter ended April 30, 2024 compared to $4.3 million for the same period last year. Adjusted EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest income & other, net, income tax expense and non-cash stock-based compensation expense. Key Fiscal 2024 Financial Highlights from Continuing Operations: • Subscription fees were $55.3 million for the twelve months ended April 30, 2024, a 10% increase compared to $50.4 million for the same period last year, while Software license revenues were $1.0 million compared to $2.8 million for the same period last year. • Total revenues for the twelve months ended April 30, 2024 decreased 5% to $102.5 million compared to $108.3 million for the same period last year. • Recurring revenue streams for Maintenance and Cloud Services were $86.7 million and $85.0 million or 85% and 78% of total revenues for the twelve-month periods ended April 30, 2024 and 2023, respectively. • Maintenance revenues for the twelve months ended April 30, 2024 were $31.4 million, a 9% decrease compared to $34.6 million for the same period last year.

• Professional services and other revenues for the twelve months ended April 30, 2024 decreased 28% to $14.8 million compared to $20.5 million for the same period last year. The decline was primarily driven by lower project work and outsourcing of some services to systems integrators and other service providers. • For the twelve months ended April 30, 2024, the Company reported continuing operating earnings of approximately $4.1 million compared to $9.9 million for the same period last year. • GAAP net earnings from continuing operations were approximately $9.7 million or $0.29 per fully diluted share for the twelve months ended April 30, 2024 compared to $10.0 million or $0.29 per fully diluted share for the same period last year. • Adjusted net earnings from continuing operations for the twelve months ended April 30, 2024, which exclude stock-based compensation expense and amortization of acquisition-related intangibles, increased 15% to $17.0 million or $0.51 per fully diluted share, compared to $14.8 million or $0.44 per fully diluted share for the same period last year. • EBITDA from continuing operations decreased by 34% to $8.5 million for the twelve months ended April 30, 2024 compared to $13.0 million for the same period last year. • Adjusted EBITDA from continuing operations decreased 18% to $14.9 million for the twelve months ended April 30, 2024 compared to $18.2 million for the twelve months ended April 30, 2023. Adjusted EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest income & other, net, income tax expense and non-cash stock-based compensation. The overall financial condition of the Company remains strong, with cash and investments of approximately $83.8 million. During the fourth quarter of fiscal year 2024, the Company paid shareholder dividends of approximately $3.7 million. Key Fourth Quarter and Fiscal Year 2024 highlights: Clients & Channels • Notable new and existing customers placing orders with the Company in the fourth quarter include: Bob’s Discount Furniture, Inc., CertainTeed LLC., Hamilton Beach Brands, Inc., Johnson Controls Inc., Landau Uniforms, Manna Pro Products and Yokohama TWS S.P.a. • During the quarter, SaaS subscription and software license agreements were signed with customers located in the following countries: Australia, Italy, Mexico, New Zealand, and the United States. Company & Technology • During the quarter, Logility earned the title of Leader in the 2024 Gartner Magic Quadrant for Supply Chain Planning Solutions. This recognition was based on the Company’s vision and execution capabilities highlighting the AI-driven approach to boosting agility and precision in supply chain management.

• In February, Logility announced the delivery of generative AI capabilities, extending its AI-first approach for supply chain management. Leveraging the AI-native platform, Logility’s GenAI aids in mastering the complexity of supply chain data, helping enterprises to make faster decisions that deliver competitive advantage. • Logility also introduced enhanced capabilities to its Digital Supply Chain Platform. These enhancements included: o AI-powered dynamic inventory modeling - enhanced network optimization delivers a more holistic view by solving for the best supply chain configuration while simultaneously calculating inventory levels. o Decision Command Center – helps supply chain leaders mitigate supply chain risk by offering a holistic approach to supply chain processes, leveraging data and intelligence to enhance decision-making and drive value across the entire supply chain ecosystem. • Logility was featured in Supply Chain Brain in an article authored by Lisa Henriott, SVP of product marketing, outlining three critical steps to mastering total inventory optimization in 2024. The article discussed Logility’s methods for improving inventory management to boost supply chain efficiency and performance. • In March, Logility was featured on the ISM Supply Chain Unfiltered podcast represented by Andrew Driscoll, vice president strategic accounts, and Scott Tillman, vice president of innovation. They talked about the challenges of inventory management and how Logility’s optimization tools can help. • In April, Logility was highlighted in the list of Top 100 Supply Chain Technology providers in the April issue of Inbound Logistics. Earlier in FY2024, Logility released significant solution advancements including: • The introduction of DemandAI+ which offers features that combines advanced AI-driven demand planning, with optional generative AI in a single solution designed to elevate planning capabilities across the supply chain. Analysts cite a 20 – 24% improvement in forecast accuracy for clients who adopt DemandAI+. This offering leverages the assets gained in the acquisition of Garvis B.V., a visionary SaaS startup that combines optional large language models (ChatGPT) with AI- native demand forecasting. • InventoryAI+, a powerful new offering designed to optimize inventory with advanced AI and machine learning to enable clients to lower costs while improving service. Building on existing capabilities, Inventory AI+ empowers planners to resolve issues in real-time and achieve higher levels of supply chain performance. About American Software, Inc. Atlanta-based American Software, Inc. (NASDAQ: AMSWA), through its operating entity Logility, delivers optimized demand, inventory, manufacturing, and supply planning tools – helping give executives the confidence and control to increase margins and service levels, while delivering sustainable supply chains. Logility is a market-leading provider of AI-first supply chain management solutions engineered to help organizations build sustainable digital supply chains that improve people’s lives and the world we live in. The company’s approach is designed to reimagine supply chain planning by shifting away from traditional “what happened” processes to an AI-driven strategy that combines the power of humans and machines to predict and be ready for what’s coming. Logility’s fully integrated, end-to-end platform helps clients know faster, turn uncertainty into opportunity, and transform the supply chain from a cost center to an engine for growth. With over 650 clients in 80 countries, Logility is proud to partner with some of the world’s leading brands, such as Reynolds Consumer Products, Denso, Sandvik, and Ansell. The company is headquartered in Atlanta, GA. Logility is a wholly-owned subsidiary of American Software, Inc. (NASDAQ: AMSWA). Learn more at www.logility.com. You can learn more about American Software at www.amsoftware.com. Operating and Non-GAAP Financial Measures American Software, Inc. (the “Company”) includes non-GAAP financial measures (EBITDA, adjusted EBITDA, adjusted net earnings and adjusted net earnings per share) in the summary financial information provided with this press release as supplemental information relating to its operating results. This financial information is not in accordance with, or an alternative for, GAAP-compliant financial information and may be different from the operating or non-GAAP financial information used by other companies. The Company believes that this presentation of EBITDA, adjusted EBITDA, adjusted net earnings and adjusted net earnings per share provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations. EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest income & other, net, and income tax expense. Adjusted EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest income & other, net, income tax expense and non-cash stock-based compensation expense. Forward Looking Statements This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results or performance to differ materially from what is anticipated by statements made herein. These factors include, but are not limited to, continuing U.S. and global economic uncertainty and the timing and degree of business recovery; the irregular pattern of the Company’s revenues; dependence on particular market segments or customers; competitive pressures; market acceptance of the Company’s products and services; technological complexity; undetected software errors; potential product liability or warranty claims; risks associated with new product development; the challenges and risks associated with integration of acquired product lines, companies and services; uncertainty about the viability and effectiveness of strategic alliances; the Company’s ability to satisfy in a timely manner all Securities and Exchange Commission (SEC) required filings and the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted under that Section; as well as a number of other risk factors that could affect the Company’s future performance. For further information about risks the Company could experience as well as other information, please refer to the Company’s current Form 10-K and other reports and documents subsequently filed with the SEC. For more information, contact: Kevin Liu, American Software, Inc., (626) 657-0013 or email kliu@amsoftware.com. Logility® is a registered trademark of Logility, Inc. Other products mentioned in this document are registered, trademarked or service marked by their respective owners. ###

American Software Fourth Quarter and Fiscal Year 2024 Results

AMERICAN SOFTWARE, INC.
Consolidated Statements of Operations Information
(In thousands, except per share data, unaudited)

	Fourth Quarter Ended April 30, 2024	Fourth Quarter Ended April 30, 2023	Pct Chg.	Twelve Months Ended April 30, 2024	Twelve Months Ended April 30, 2023	Pct Chg.
Revenues from continuing operations:						
Subscription fees	$ 14,059	$ 13,021	8%	$ 55,294	$ 50,412	10%
License fees	160	727	(78%)	955	2,752	(65%)
Professional services & other	3,741	4,844	(23%)	14,848	20,531	(28%)
Maintenance	7,428	8,173	(9%)	31,418	34,557	(9%)
Total Revenues	25,388	26,765	(5%)	102,515	108,252	(5%)
Cost of Revenues from continuing operations:						
Subscription services	4,440	4,149	7%	18,208	15,831	15%
License fees	51	164	(69%)	219	705	(69%)
Professional services & other	2,783	3,392	(18%)	11,393	14,074	(19%)
Maintenance	1,396	1,652	(15%)	6,273	6,409	(2%)
Total Cost of Revenues	8,670	9,357	(7%)	36,093	37,019	(3%)
Gross Margin	16,718	17,408	(4%)	66,422	71,233	(7%)
Operating expenses from continuing operations:						
Research and development	4,592	4,547	1%	17,656	17,767	(1%)
Sales and marketing	5,360	4,805	12%	21,443	20,339	5%
General and administrative	5,897	5,782	2%	22,672	23,134	(2%)
Amortization of acquisition-related intangibles	197	25	688%	543	106	412%
Total Operating Expenses	16,046	15,159	6%	62,314	61,346	2%
Operating Earnings from continuing operations	672	2,249	(70%)	4,108	9,887	(58%)
Interest Income & Other, Net	1,749	1,028	70%	7,475	2,336	220%
Earnings from continuing operations Before Income Taxes	2,421	3,277	(26%)	11,583	12,223	(5%)
Income Tax Expense	114	356	(68%)	1,889	2,238	(16%)
Net Earnings from continuing operations	$ 2,307	$ 2,921	(21%)	$ 9,694	$ 9,985	(3%)
(Loss)/Earnings from discontinuing operations, Net of Income Taxes (1)	$ (133)	$ 4	nm	$ 1,679	$ 327	413%
Net Earnings	$ 2,174	$ 2,925	(26%)	$ 11,373	$ 10,312	10%
Earnings per common share from continuing operations: (2)						
Basic	$ 0.07	$ 0.09	(22%)	$ 0.29	$ 0.29	0%
Diluted	$ 0.07	$ 0.09	(22%)	$ 0.29	$ 0.29	0%
Earnings per common share from discontinuing operations: (2)						
Basic	$ -	$ -	-	$ 0.05	$ 0.01	400%
Diluted	$ -	$ -	-	$ 0.05	$ 0.01	400%
Earnings per common share: (2)						
Basic	$ 0.07	$ 0.09	(22%)	$ 0.34	$ 0.30	13%
Diluted	$ 0.07	$ 0.09	(22%)	$ 0.34	$ 0.30	13%
Weighted average number of common shares outstanding:						
Basic	33,220	33,916		33,689	33,761	
Diluted	33,292	33,993		33,725	33,992	

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AMERICAN SOFTWARE, INC.
NON-GAAP MEASURES OF PERFORMANCE
(In thousands, except per share data, unaudited)

	Fourth Quarter Ended April 30, 2024	Fourth Quarter Ended April 30, 2023	Pct Chg.	Twelve Months Ended April 30, 2024	Twelve Months Ended April 30, 2023	Pct Chg.
NON-GAAP Operating Earnings:						
Operating Earnings from continuing operations (GAAP Basis)	$ 672	$ 2,249	(70%)	$ 4,108	$ 9,887	(58%)
Amortization of acquisition-related intangibles	381	233	64%	2,577	835	209%
Stock-based compensation	1,600	1,232	30%	6,320	5,151	23%
NON-GAAP Operating Earnings from continuing operations:	2,653	3,714	(29%)	13,005	15,873	(18%)
Non-GAAP Operating Earnings from continuing operations, as a % of revenue	10%	14%		13%	15%	

	Fourth Quarter Ended April 30, 2024	Fourth Quarter Ended April 30, 2023	Pct Chg.	Twelve Months Ended April 30, 2024	Twelve Months Ended April 30, 2023	Pct Chg.
NON-GAAP EBITDA:						
Net Earnings from continuing operations (GAAP Basis)	$ 2,307	$ 2,921	(21%)	$ 9,694	$ 9,985	(3%)
Income Tax Expense	114	356	(68%)	1,889	2,238	(16%)
Interest Income & Other, Net	(1,749)	(1,028)	70%	(7,475)	(2,336)	220%
Amortization of intangibles	428	447	(4%)	2,954	2,032	45%
Depreciation	370	324	14%	1,485	1,129	32%
EBITDA from continuing operations (earnings before interest, taxes, depreciation and amortization)	1,470	3,020	(51%)	8,547	13,048	(34%)
Stock-based compensation	1,600	1,232	30%	6,320	5,151	23%
Adjusted EBITDA from continuing operations	$ 3,070	$ 4,252	(28%)	$ 14,867	$ 18,199	(18%)
EBITDA from continuing operations, as a percentage of revenues	6%	11%		8%	12%	
Adjusted EBITDA, from continuing operations, as a percentage of revenues	12%	16%		15%	17%	

	Fourth Quarter Ended April 30, 2024	Fourth Quarter Ended April 30, 2023	Pct Chg.	Twelve Months Ended April 30, 2024	Twelve Months Ended April 30, 2023	Pct Chg.
NON-GAAP Earnings Per Share						
Net Earnings from continuing operations (GAAP Basis)	$ 2,307	$ 2,921	(21%)	$ 9,694	$ 9,985	(3%)
Amortization of acquisition-related intangibles (3)	333	204	63%	2,130	675	216%
Stock-based compensation (3)	1,400	1,081	30%	5,224	4,162	26%
Adjusted Net Earnings from continuing operations	$ 4,040	$ 4,206	(4%)	$ 17,048	$ 14,822	15%
Adjusted non-GAAP diluted earnings per share from continuing operations	$ 0.12	$ 0.12	0%	$ 0.51	$ 0.44	16%

	Fourth Quarter Ended April 30,	Twelve Months Ended April 30,

NON-GAAP Earnings Per Share	2024	2023	Pct Chg.	2024	2023	Pct Chg.
Net Earnings from continuing operations (GAAP Basis)	$ 0.07	$ 0.09	(22%)	$ 0.29	$ 0.29	0%
Amortization of acquisition-related intangibles (3)	0.01	-	nm	$ 0.06	0.02	200%
Stock-based compensation (3)	0.04	0.03	33%	$ 0.16	0.13	23%
Adjusted Net Earnings from continuing operations	$ 0.12	$ 0.12	0%	$ 0.51	$ 0.44	16%

	Fourth Quarter Ended April 30,			Twelve Months Ended April 30,		
	2024	2023	Pct Chg.	2024	2023	Pct Chg.
Amortization of acquisition-related intangibles						
Cost of Subscription Services	$ 184	$ 208	(12%)	$ 2,033	$ 729	179%
Operating expenses	197	25	688%	544	106	413%
Total amortization of acquisition-related intangibles	$ 381	$ 233	64%	$ 2,577	$ 835	209%
Stock-based compensation						
Cost of revenues	$ 85	$ 66	29%	$ 336	$ 244	38%
Research and development	172	139	24%	685	576	19%
Sales and marketing	362	143	153%	1,402	711	97%
General and administrative	981	884	11%	3,897	3,620	8%
Total stock-based compensation	$ 1,600	$ 1,232	30%	$ 6,320	$ 5,151	23%

(1) For more information, please see note F related to discontinuing operations in the Company's unaudited condensed consolidated financial statements filed on December 11, 2023.

(2) - Basic per share amounts are the same for Class A and Class B shares. Diluted per share amounts for Class A shares are shown above. Continuing operations diluted per share for Class B shares under the two-class method are $0.07 and $0.29 for the three and twelve months ended April 30, 2024, respectively. Continuing diluted per share for Class B shares under the two-class method are $0.09 and $0.29 for the three and twelve months ended April 30, 2023, respectively.

(3) -Continuing and discontinuing operations are tax affected using the effective tax rate excluding discrete items in the following table.

	Three Months Ended April 30, 2024	Three Months Ended April 30, 2023	Twelve Months Ended April 30, 2024	Twelve Months Ended April 30, 2023
Continuing Operations	12.5%	12.3%	17.3%	19.2%
Discontinuing Operations	nm	94.9%	29.4%	41.0%
Consolidated Operations	18.0%	12.8%	19.4%	20.2%

nm- not meaningful

AMERICAN SOFTWARE, INC.
Consolidated Balance Sheet Information
(In thousands)
(Unaudited)

	April 30, 2024	April 30, 2023
Cash and Cash Equivalents	$ 59,512	$ 90,696
Short-term Investments	24,261	23,451
Accounts Receivable:		
Billed	28,043	24,653
Unbilled	296	2,604
Total Accounts Receivable, net	28,339	27,257
Prepaid expenses and other current assets	6,584	7,833
Total Current Assets	118,696	149,237
Investments - Non-current	-	486
PP&E, net	5,554	6,444
Capitalized Software, net	11	391
Goodwill	45,782	29,558
Other Intangibles, net	10,567	2,143
Other Non-current Assets	11,834	6,609
Total Assets	$ 192,444	$ 194,868
Accounts Payable	$ 1,248	$ 2,142
Accrued Compensation and Related costs	2,805	4,268
Dividend Payable	3,657	3,756
Other Current Liabilities	5,012	3,733
Deferred Revenues	47,621	43,124
Current Liabilities	60,343	57,023
Other Long-term Liabilities	1,620	288
Total Liabilities	61,963	57,311
Shareholders' Equity	130,481	137,557
Total Liabilities & Shareholders' Equity	$ 192,444	$ 194,868

AMERICAN SOFTWARE, INC.
Condensed Consolidated Cashflow Information
(In thousands)
(Unaudited)

	Twelve Months Ended April 30,	
	2024	2023
Net cash provided by (used in) operating activities of continuing operations	$ 15,132	$ (739)
Cash provided by operating activities of discontinued operations	1,679	359
Net cash provided by operating activities	16,811	(380)
Purchases of property and equipment, net of disposals	(567)	(3,922)
Purchase of business, net of cash acquired	(25,041)	(6,500)
Proceeds from sale of business	660	-
Net cash used in investing activities of continuing operations	(24,948)	(10,422)
Net cash provided by investing activities of discontinued operations	1,825	-
Net cash used in investing activities	(23,123)	(10,422)
Dividends paid	(14,927)	(14,833)
Purchases of common stock	(10,235)	-
Proceeds from exercise of stock options	290	5,641
Net cash used in financing activities of continuing operations	(24,872)	(9,192)
Net Cash used in financing activities of discontinued operations	-	-
Net cash used in financing activities	(24,872)	(9,192)
Net change in cash and cash equivalents	(31,184)	(19,994)
Cash and cash equivalents at beginning of period	90,696	110,690
Cash and cash equivalents at end of period	$ 59,512	$ 90,696